EXHIBIT 10.12
PROFESSIONAL SERVICES AGREEMENT
The A Consulting Team, Inc. (TACT) having its offices at 77 Brant Avenue, Suite 320, Clark, NJ 07066 (“Customer”), and Ionldea, Inc., a Virginia corporation having its principal place of business at 3913 Old Lee Highway, Suite 33B, Fairfax, VA 22030 (“Supplier”), hereinafter separately referred to as the “Party” or jointly referred to as the “Parties”, enter into this Professional Services Agreement (“Agreement”) this 27th of June, 2006 (“Effective Date”).
l. Definitions
For the purpose of this Agreement, capitalized terms shall have the following meanings or the meaning in the attached Statement (s) of Work.
(a) “Acceptance” means the point in time when the Deliverables conform to the Specifications; Acceptance shall be evidenced by the issuance by Customer of an acceptance certificate;
(b) “Affiliates” means Customer and any entity it controls; where “control” means direct or indirect ownership of fifty percent (50%) or more of the stock entitled to vote at general meetings, or the right to appoint a majority of the board of directors, or a body performing a similar function;
(c) “Deliverables” means the machines, software, design specifications, computer programs, and original works of authorship developed by Supplier under this Agreement;
(d) “Order” means Customer’s order for Services in a written or electronic format.
(e) “Service(s)” means any and all services defined in Statement(s) of Work to be provided by Supplier under this Agreement;
(f) “Specifications” means the technical and normative description of the Deliverables.
(g) “Product” means the Customer’s Product.
(h) “Test Plan” means the document describing the schedule, framework and procedures associated to acceptance tests.
2. Scope of the Agreement
Customer and Affiliates may each obtain Services according to the terms of this Agreement by executing Statement(s) of Work which may be confirmed by Order(s). All Statement(s) of Work and Order(s) are incorporated into this Agreement and made a part hereof as Exhibits A.1, A.2 and so on as between Supplier and the Customer or Affiliate (as the case may be) having signed the Statement of Work. Supplier acknowledges and agrees that by signing a Statement of Work, the Affiliate accepts to be bound by the terms and conditions of this Agreement and that the Affiliate has sole and unique responsibility with respect to its Statement(s) of Work and/or Order(s). For purposes of applying this Agreement as between the Affiliate who signs the Statement of Work and Supplier, all references to Customer shall be understood to mean the Affiliate who signed the Statement of Work.
Supplier represents and warrants that it has the rights necessary to enter into this Agreement. Supplier agrees to provide the Services in accordance with this Agreement no later than the milestones dates identified in Statement(s) of Work.
3. Selection of Employees
Supplier shall designate the Supplier employee(s) who shall perform the Services as well as a Project Manager who shall be responsible for overseeing Supplier’s overall performance under a Statement of Work. Supplier shall use its best efforts to comply with requests from Customer for specific Supplier employees. Supplier’s employees will be able to work in English. Supplier shall replace employee(s) performing Services upon request by Customer for good and lawful reasons. If, for reasons beyond Supplier’s control, Supplier’s employee(s) assigned to the execution of the Services are not available, Supplier shall (i) assign an employee with the same qualifications, and (ii) be responsible for the time and all associated charges required for the transfer of qualifications necessary for the execution of the Services, such time to be mutually agreed by the Parties. During its presence at Customer’s or Affiliates’ premises, Supplier personnel will respect the rules in force at these premises, as communicated to them by Customer, and in particular, the hygiene, security and safety rules. Supplier’s personnel shall at all times remain under the sole authority and responsibility of Supplier.
Additionally, all persons contracted to perform professional services on behalf of Customer (whether as a Contractor or Temporary personnel shall be held to the same standard as Customer’s regular employees with regards to adherence to Customer Human Resources policies and procedures. Should any such person violate the stated company policies, which shall include, but not be limited to policies pertaining to Harassment and Discrimination, Employee Conduct and Work Rules, Dress Code, Use of Company Equipment and Internet Usage, Customer reserves the right to immediately remove the individual violator from its premise and/or immediately terminate the contract relationship with the violator.
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4. Rights to Deliverables
Customer and Supplier acknowledge that when the performance of this Agreement results in the creation or development of Deliverables, all right title and interest therein will vest ab initio in Customer and/or Affiliates, except as provided in Section 5 below. Supplier shall treat Deliverables as Confidential Information for purposes of Section 12.2 below.
5. Proprietary Materials
The Parties acknowledge that a Statement of Work may necessitate the provision by Supplier and/or Customer of certain software, specifications, documentation or other materials which are proprietary to Customer or a third party “Customer Proprietary Materials” or Supplier or a third party “Supplier Proprietary Materials”. Except as expressly authorized by a Statement of Work, neither Party shall and shall not permit any third party to copy, translate, reverse engineer, decompile, recompile, update or modify all or any part of the other Party’s Proprietary Materials. Each Party shall respect the other Party’s Proprietary Materials and shall convey to the other Party such license or other usage rights thereto as are set forth in the Statement of Work. Supplier Proprietary Materials shall be considered as Deliverables for the purposes of applying Article 10.1 hereof.
6. Testing and Acceptance
Except as otherwise stipulated in the Statement of Work, as soon as practicable after delivery of the Deliverables by Supplier, Customer shall perform acceptance testing of the Deliverables pursuant to a mutually agreed upon Test Plan, to confirm conformity of the Deliverables with the Specifications therefore constituting a part of or delivered pursuant to a Statement of Work. Supplier shall provide all necessary assistance to Customer during such acceptance testing. Customer shall notify Supplier as soon as practicable in writing of any such non-conformities of the Deliverables to the Specifications. Supplier shall thereupon correct any such non-conformities and resubmit the Deliverables. In the event that the said round of acceptance testing is unsuccessful, Customer shall have the right, at its sole discretion to either terminate the Statement of Work and recover any fees paid by Customer or resubmit the Deliverables for a further round of acceptance tests pursuant to the foregoing procedure.
7. Price and Payment Provisions
7.1 In consideration of the Services performed by Supplier hereunder, Supplier shall invoice Customer at such times, and Customer shall pay Supplier, such fees as are set forth in the Statement(s) of Work.
7.2 All invoices shall be payable within forty five (45) days of the date of invoice. Any sum not paid by Customer within due date will bear interest from date of invoice until paid at a rate of 1.00% per month (12% per annum).
7.3 The fees prescribed by Section 7.1 do not include taxes or other duties which are for the account of Customer, excluding taxes based on Supplier’s income.
7.4 Upon submission of an invoice, Customer shall reimburse Supplier for reasonable travel and incidental expenses actually without mark-up incurred in connection with Services provided hereunder, provided, however, that (a) all such costs shall be subject to the prior written consent of Customer (b) all travel shall be in economy class, (c) subsistence expenses shall not exceed Customer’s then current per-diem amounts, (d) if Customer so requests, Supplier shall use the same hotel facilities as those used by Customer, (e) if Customer so requests, Supplier shall use the travel facilities made available to them by Customer and (f) all such expenses shall be supported by appropriate justifications.
8. Term
8.1 Term of the Agreement. This Agreement is legally binding as of the Effective Date and shall continue in full force and effect until completion of all work prescribed by Statement(s) of Work.
8.2 Term of Services. The term of Services shall be as provided in the appropriate Statement(s) of Work or until the completion of the Services, whichever is later.
8.3 Termination for Convenience. Except as provided in a Statement of Work, Customer shall have the right to elect to terminate a Statement of Work, at any time, by providing Supplier with thirty (30) days prior written notice of said election.
8.4 Termination by Either Party for Material Breach and Bankruptcy. Either party may terminate this Agreement (or any part thereof) or any Statement of Work upon written notice (a) if the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice specifying the breach in detail or (b) if either Party files a petition for relief under any bankruptcy legislation, if any involuntary petition thereunder should be filed against either Party and the same not be dismissed within thirty (30) days, if either Party is adjudicated a bankrupt or if either Party makes an assignment for the benefit of creditors.
8.5 Effect Of Termination. The termination of this Agreement shall not relieve either party

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from its obligations owed to the other party as at the effective date of termination, which obligations shall survive the termination of this Agreement. Termination of this Agreement shall not limit either party from pursuing other remedies available to it. The provisions of Articles 3, 4, 5, 8, 9, 10, 11 and 12 shall survive the termination of this Agreement. Termination of this Agreement will not in itself terminate the Statement(s) of Work still in force at the time of said termination and such Statement(s) of Work shall remain subject to the terms of this Agreement.
9. Warranties
A. Services Warranty. Supplier warrants that the Services that it will provide hereunder will be performed in accordance with established industry 11.1 standards with appropriately qualified personnel.
B. Deliverables. Supplier warrants that the Deliverables will conform to the Specifications.
C. DISCLAIMER. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE WARRANTIES CONTAINED IN THIS ARTICLE 9 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY.
10. Indemnification
10.1 Intellectual Property Rights Warranty/Indemnification. Supplier represents and warrants that the Deliverables do not infringe the intellectual property rights of any third party. Supplier shall indemnify and hold harmless Customer and Affiliates, and their directors, officers, employees, agents and end-users against any and all losses, liabilities, judgments, awards and costs and expenses arising out of or related to any claim that use or possession of the Deliverables, infringes the patent, copyright, trade secret, or other proprietary right of any third party. Supplier shall defend and settle at its sole expense all suits or proceedings arising out of the foregoing, provided that Customer gives Supplier prompt notice of any such claim. If the Deliverables are held to be or are believed by Supplier to infringe a third party intellectual property right, then Supplier shall at its sole discretion: (a) obtain for Customer the right to continue to use the Deliverables, or (b) replace or modify the Deliverables so as to make them non-infringing or if neither of the above are feasible, terminate this Agreement with respect to the infringing Deliverables and reimburse Customer for the fees paid for those Deliverables. Supplier shall have no liability for any claim of infringement based on (a) the use of a superseded or altered release of the Deliverables by Customer if the infringement could have been avoided by the use of the current unaltered release of the Deliverables, which Supplier provided to Customer (b) the use of the Deliverables by Customer other than in accordance with the Specifications.
10.2 General Indemnity. Each party shall defend and indemnify the other party and their respective directors, employees, officers, agents and Affiliates against all damages for bodily injury, death, or damage to real or personal property caused by the other party in the course of performing under this Agreement.
11. Limitation of Liability.
Neither Party shall be liable for any incidental, special, exemplary, consequential or indirect damages, including without limitation lost data, profits, revenues, even if advised of the possibility of such damages. Suppliers maximum liability to Customer and Customer’s and Affiliates’ maximum collective liability to Supplier shall not exceed the greater of the aggregate amount actually paid under this Agreement or the fees to be paid under the applicable Statement of Work. The above exclusions or limitations of liability will apply only to the extent permitted by applicable law and do not apply to the parties liability under Articles 10.1, 10.2 and 12.2.
12. GENERAL
12.1 Notices. All notices under this Agreement shall be sufficient if sent by certified mail, return receipt requested, to the parties at the respective addresses set forth above or to such other address as a Party has designated by notice to the other Party.
12.2 Non-Disclosure. For purposes of this Agreement, “Confidential Information” means: a) the present Agreement and b) any and all data, software, know-how, trade secret, designs, plans, drawings, specifications, documentation, reports, manuals, Products, Deliverables, services, customers, and prospects and other information of every kind and description heretofore disclosed, or which may be hereafter disclosed by a Party to the other Party, except anything designated as not confidential. The receiving Party of Confidential Information shall (i) not disclose the Confidential Information to any third party (including use of Customer’s name and/or Confidential Information via press release, advertising or marketing literature), without the prior written consent of the other Party; (ii) treat the Confidential Information with the same level of care that it affords its own Confidential Information, but in no event less than a reasonable level of care; (iii) use the Confidential Information only in connection with the

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performance of this Agreement and confine its distribution within its organization (which in the case of Customer shall include Affiliates or its/their contractors or agent), to those individuals having a need to know the Confidential Information in connection with the performance of this Agreement. No restrictions apply to any information that (a) is independently developed by the receiving Party; or (b) at the time of disclosure, was known to the receiving Party free of restriction; or (c) is lawfully received from another source free of restriction and without breach of the Agreement; or (d) is or becomes a matter of public knowledge without breach of this Agreement; or (e) is disclosed under operation of law or pursuant to the request of a court or governmental body, except that the receiving Party shall disclose only such Information as is legally required and shall (i) use reasonable efforts to ensure the continued confidential treatment of any disclosed Information; and (ii) provide to the disclosing Party prompt written notice of each such legal requirement for disclosure, so that the disclosing Party may seek an appropriate protective order. Notwithstanding this Section 12.2, Customer shall be permitted to disclose the Confidential Information to its controlling shareholder and its affiliated companies for the purpose of pursuing group activities.
12.3 Force Majeure. A Party will not be responsible for delay in or impossibility of performance under this Agreement due to any force majeure or any other unforeseeable circumstances that are reasonably beyond the control of that Party. A party may terminate this Agreement (or part thereof) without any further liability by written notice if an event of Force Majeure affecting the other party continues for a period of one (1) month.
12.4 Subcontracting. Supplier shall have the right to subcontract any work to be performed hereunder provided that it has obtained the prior written agreement of Customer and provided further that Supplier remains primary liable for any work performed by a subcontractor and that any act or omission of a subcontractor shall be considered as an act or omission of Supplier hereunder.
12.5 Assignment. A Party will not assign, transfer, or otherwise dispose of its rights and obligations under this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld), provided that Customer may so transfer its rights and/or obligations and/or delegate its duties under this Agreement to an Affiliate or a successor to all or part of its or an Affiliate’s business without Supplier’s consent.
12.6 Severability. If any provision of this Agreement is held by a court or tribunal of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement will continue in full force.
12.7 Relationship of Parties. The relationship of the Parties is that of independent contractors, and each Party is solely responsible for its own actions. This Agreement does not establish an agency relationship, a partnership, or a joint venture between the Parties, and neither Party will have the power or capacity to bind the other Party or otherwise act on behalf of the other Party.
12.8 Insurance. Supplier shall have contracted an insurance policy concerning its obligations under this Agreement and undertakes to evidence payment of insurance premiums upon Customer’s request.
12.9 Additional Remedies. Any remedies set forth herein shall be without prejudice to additional remedies available to Customer.
12.10 No Waiver. Failure or delay by the Parties in exercising any right under this Agreement will not constitute a waiver of that right.
12.11 Compliance with Laws. The Parties shall comply with all applicable laws, rules and regulations in connection with its activities and obligations under this Agreement.
12.12 Entire Agreement. This Agreement and the attached Statement(s) of Work is the entire agreement between the parties and supersedes all previous verbal or written proposals and agreements relating to the subject matter hereof. Any and all of Suppliers general conditions of sale are expressly excluded.
12.13 Governing Law and Jurisdiction. This Agreement and all matters regarding the interpretation and/or enforcement hereof, will be governed exclusively by the laws of the Commonwealth of Virginia. All disputes arising in connection with this Agreement will be submitted to the jurisdiction of the courts in Fairfax, Virginia.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the undersigned authorized representatives of Supplier and Customer.

FOR SUPPLIER		FOR CUSTOMER

By:	/s/Alan L. Krishnan	By:	/s/ Shmuel Ben Tov

Name:	Alan L. Krishnan	Name:	Shmuel Ben Tov

Title:	Executive Vice President	Title:	Chief Executive Officer

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